EXHIBIT 5.1
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[GRAPHIC OMITTED] LACK0WICZ,                          SUITE 300,204 BLACK STREET
                  SHIER                                WHITEHORSE, YUKON YlA 2M9
                  & HOFFMAN                              TELEPHONE: 867-668-5252
                                                               FAX: 867-668-5251
BARRISTERS & SOLICITORS                     E-MAIL: lackowicz.shier@yukonlaw.com
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IN ASSOCIATION WITH

[GRAPHIC OMITTED] Bull,                    Reply Attention To: Paul W. Lackowicz
                  Housser                  DIRECT E-MAIL:plackowicz@yukonlaw.com
                  & Tupper


                                                              Our File No: 31397

                                                               September 6, 2005


Ivanhoe Mines Ltd.
Suite 654 - 999 Canada Place
Vancouver, BC
V6C 3E1

Dear Sirs/Mesdames:

           RE: SEC/FILING OF FORM S-8/EMPLOYEES' AND DIRECTORS' EQUITY
               INCENTIVE PLAN

           We act as Yukon counsel to Ivanhoe Mines Ltd.(the "Corporation"). We have been asked by the Corporation to render an opinion in connection with the Corporation's preparation and filing of a Registration Statement on Form S-8 (the "Registration Statement") with the Securities and Exchange Commission pursuant to the SECURITIES ACT OF 1933, as amended. The Registration Statement relates to an aggregate of 29,000,000 common shares of the Corporation (the "Shares") which may be issued pursuant to the Corporation's Employees' and Directors' Equity Incentive Plan, as amended and restated.

SCOPE OF REVIEW

           For the purposes of our opinion, we have reviewed faxed copies of the following:

           (a) copy of directors' resolutions passed March 11, 2005 and April 11, 2005, certified by the Secretary of the Corporation on June 15, 2005;

           (b) copy of shareholders' resolutions passed May 10, 2005, certified by the Secretary of the Corporation on June 15, 2005;

           (c) copy of director's resolutions passed August 10, 2005 and certified by the Secretary of the Corporation on September 1, 2005;

           (d) the Corporation's Employees' and Directors' Equity Incentive Plan; and

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  PAUL W. LACKOWICZ           DANIEL S. SHIER            DEBBIE P. HOFFMAN
    LORI A. LAVOIE           SERGE M. LAMARCHE       BRENDA F. SMICHURA-JEROME

                         COUNSEL: TIMOTHY S.PRESTON,Q.C.

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Page 2
FILE NO.  31397


           (e) the Amended and Restated Corporation's Employees' and Directors' Equity Incentive Plan as at August 10,2005.

           We have examined originals or copies, certified or identified to our satisfaction, of the articles and by-laws of the Corporation and of such corporate records of the Corporation, certificates of public officials, officers of the Corporation and such other documents and have considered such questions of law and made such other investigations as we have deemed relevant or necessary as a basis for the opinions hereinafter expressed.

ASSUMPTIONS

           In rendering this opinion, we have assumed:

1.         The genuineness of all signatures;

2. The authenticity and completeness of all documents submitted to us as originals;

3. The conformity to original documents and the completeness of all documents submitted to us or received by us as conformed copies, certified copies, photocopies or facsimile transmissions, and the authenticity of the originals where certified copies, photocopies or facsimile transmissions have been submitted or received;

4. The accuracy, completeness and truth of all facts set forth in corporate records or official public records and certificates and any other documents, certificates or records supplied by corporate or public officials and the identity and capacity of all individuals acting or purporting to act as such;

5. The terms of the Employees' and Directors' Equity Incentive Plan as amended and restated are commercially reasonable;

6. The Corporation has received full money consideration for the Shares in accordance with the Employees' and Directors' Equity Incentive Plan as amended and restated and all steps have been taken to record the issuance of the shares in the shareholders register and deliver the necessary share certificates to, or electronic confirmation of share ownership on behalf of, the registered owners thereof; and

7. In the event Shares are issued under the Employees' and Directors' Equity Incentive Plan, as amended and restated, for no cash consideration, that consideration for the Shares that has been received by the Corporation has a value which is not less than the fair equivalent of the money that the Corporation would have received if the Shares had been issued for money.

PRACTICE RESTRICTION

           We are solicitors qualified to carry on the practice of law in the Yukon Territory only and we express no opinion as to any laws or matters governed by the laws other than the Yukon Territory and the federal laws of Canada applicable therein in effect as at the date of this opinion.



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Page 3
File No.  31397


OPINION

         Based and relying upon the foregoing, we are of the opinion that, upon due issuance of the Shares in accordance with the provisions of the Employees' and Directors' Equity Incentive Plan, as amended and restated, such Shares will be validly issued as fully paid and non-assessable.

         We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement.


                                                Yours very truly,

                                                LACKOWICZ, SHIER & HOFFMAN

                                                /s/ Lackowicz, Shier & Hoffman